UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 10, 2017

AMETEK, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12981	14-1682544
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Cassatt Road, Berwyn, Pennsylvania		19312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-647-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 10, 2017, the Board of Directors of AMETEK, Inc. (the "Company") approved amendments to the Company’s By-Laws as amended to and including May 8, 2014, effective on February 10, 2017, to implement proxy access.

The amendments permit a stockholder or group of up to twenty (20) stockholders owning three percent (3%) or more of the Company’s common stock continuously for at least three (3) years to nominate and include in the Company’s proxy materials for an annual meeting of stockholders Director candidates constituting up to the greater of two Directors or 20% of the Board; provided that the stockholder (or group) and each nominee satisfy the eligibility, procedural and disclosure requirements for proxy access as specified in the By-Laws, including that the Company receives notice of such nominations between 120 and 150 days prior to the anniversary date of the previous year’s annual proxy materials mailing. The amendments also include certain conforming changes to the current provision governing stockholder Director nominations. The foregoing description is qualified in its entirety by reference to the full and complete text of the By-Laws of AMETEK, Inc. as amended to and including February 10, 2017, which is attached hereto and incorporated by reference herein as Exhibit 3.2 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.2 By-Laws of AMETEK, Inc. as amended to and including February 10, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMETEK, Inc.

February 13, 2017	By:	/s/ Thomas M. Montgomery

Name: Thomas M. Montgomery
Title: Senior Vice President - Comptroller

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Exhibit Index

Exhibit No.	Description

3.2	By-Laws of AMETEK, Inc. as amended to and including February 10, 2017.